



<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>


<PERIOD-TYPE>                                                 6-MOS
<FISCAL-YEAR-END>                                             DEC-31-1999
<PERIOD-END>                                                  JUN-30-1999
<CASH>                                                        3,744
<SECURITIES>                                                  0
<RECEIVABLES>                                                 52,674
<ALLOWANCES>                                                  (2,275)
<INVENTORY>                                                   62,802<F1>
<CURRENT-ASSETS>                                              83,348
<PP&E>                                                        189,115
<DEPRECIATION>                                                (24,776)
<TOTAL-ASSETS>                                                281,284
<CURRENT-LIABILITIES>                                         36,240
<BONDS>                                                       211,450<F2>
<PREFERRED-MANDATORY>                                         45,185
<PREFERRED>                                                   0
<COMMON>                                                      146
<OTHER-SE>                                                    (11,737)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                                  281,284
<SALES>                                                       0
<TOTAL-REVENUES>                                              146,720
<CGS>                                                         0
<TOTAL-COSTS>                                                 0
<OTHER-EXPENSES>                                              150,914
<LOSS-PROVISION>                                              0
<INTEREST-EXPENSE>                                            9,856
<INCOME-PRETAX>                                               (14,380)
<INCOME-TAX>                                                  (5,608)
<INCOME-CONTINUING>                                           (8,772)
<DISCONTINUED>                                                0
<EXTRAORDINARY>                                               0
<CHANGES>                                                     0
<NET-INCOME>                                                  (8,772)
<EPS-BASIC>                                                 (1.61)
<EPS-DILUTED>                                                 (1.61)

<F1>Includes  the  following  assets:  prepaid  expenses  and other of  $15,931, prepaid income taxes of $9,190, deferred income taxes--current of $4,084, deferred income taxes--long-term of $2,229, restricted cash of $2,410, deferred financing and other non-current assets, net of $17,771, and note receivable $7,487 and other assets, net of $3,700.
<F2>Includes the following  long-term  liabilities:  deferred  income of $2,766, capital lease obligation of $50,586, and long-term debt of $158,098.
<F3>Includes  the  following  equity  accounts:  additional  paid-in  capital of
     $201,705 treasury stock of ($183,746) and retained earnings of ($29,696).

